Exhibit 99.1

Seneca Foods Corporation

August 6, 2009                                                                                                     FOR IMMEDIATE RELEASE
Contact: Roland E. Breunig, CFO
(608-757-6000)

PRESS RELEASE

Seneca Foods reports sales up $13.8 million and earnings up $13.2 million for the quarter ended June 27, 2009

Seneca Foods Corporation (SENEA, SENEB) is pleased to report that first quarter net sales increased from last year by $13.8 million, or 6.4%, to $230.5 million.  The increase in sales is attributable to increased selling prices/improved sales mix of $17.6 million partially offset by a sales volume reduction which accounted for $3.8 million.  Net earnings increased to $11.1 million, or $0.91 per diluted share, compared to a loss of $2.1 million or $0.17 per diluted share in the prior year.  Excluding a non-cash after-tax LIFO charge of $4.7 million and $10.3 million, net earnings per diluted share were $1.15 and $0.38 during the quarters ended June 27, 2009 and June 28, 2008, respectively.

Pre-tax results for three month ended June 28, 2008 included a $0.3 million gain on the sale of unused equipment.

"We were pleased with the strong earnings performance of the company in the first quarter as we continue to provide consumers good value for their dollar with our canned fruits and vegetables.  Our store brands business remained the key driver in the growth in earnings", said Kraig H. Kayser, President and CEO.

Seneca Foods is the country’s largest processor of canned fruits and vegetables with manufacturing facilities located throughout the United States.  Its products are sold under the Libby’s®, Aunt Nellie’s Farm Kitchen®, Stokely’s®, READ®, and Seneca® labels as well as through the private label and industrial markets.  In addition, under an alliance with General Mills Operations, LLC, a successor to the Pillsbury Company and a subsidiary of General Mills, Inc., Seneca produces canned and frozen vegetables, which are sold by General Mills Operations, LLC under the Green Giant® label.  Seneca’s common stock is traded on the Nasdaq Global Stock Market under the symbols “SENEA” and “SENEB”.

3736 South Main Street
Marion, New York 14505
315.926.8100
315.926.8300 FAX

www.senecafoods.com

Non-GAAP Financial Measures—Net Earnings Excluding LIFO Impact, EBITDA and FIFO EBITDA

Net Earnings excluding LIFO, EBITDA and FIFO EBITDA are non-GAAP financial measures. The Company believes these non-GAAP financial measures provide a basis for comparison to companies that do not use LIFO and to periods prior to 2008 when the company did not use LIFO and enhance the understanding of the company’s operating performance.  The Company does not intend for this information to be considered in isolation or as a substitute for other measures prepared in accordance with GAAP.

Set forth below is a reconciliation of reported net earnings and reported diluted earnings per share to net earnings excluding LIFO and diluted earnings per share excluding LIFO.

	Quarter Ended
	June 27, 2009		June 28, 2008
	Income	Diluted	Income	Diluted
	(in millions)	EPS	(in millions)	EPS

Net earnings (loss) , as reported:	$11.1	$0.91	$(2.1)	$(0.17)

LIFO charge, after tax at statutory federal rate	3.0	0.24	6.7	0.55

Net earnings, excluding LIFO impact	$14.1	$1.15	$4.6	$0.38

Diluted weighted average common shares outstanding (in thousands)		7,652		7,658

Set forth below is a reconciliation of reported net earnings to EBITDA and FIFO EBITDA (earnings before interest, income taxes, depreciation, amortization, non-cash charges and credits related to the LIFO inventory valuation method). The Company does not intend for this information to be considered in isolation or as a substitute for other measures prepared in accordance with GAAP.
	Quarter Ended
EBITDA and FIFO EBITDA:	June 27, 2009	June 28, 2008
	(In thousands)
Net earnings (loss)	$11,086	$(2,077)
Income taxes	5,434	(1,406)
Interest expense, net of interest income	2,637	3,752
Depreciation and amortization	5,401	5,503
Interest amortization	(155)	(160)
EBITDA	24,403	5,612
LIFO charge	4,701	10,276
FIFO EBITDA	$29,104	$15,888

Forward-Looking Information

The information contained in this report contains, or may contain, forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995.  These statements appear in a number of places in this report and include statements regarding the intent, belief or current expectations of the Company or its officers (including statements preceded by, followed by or that include the words “believes,” “expects,” “anticipates” or similar expressions) with respect to various matters, including (i) the Company’s anticipated needs for, and the availability of, cash, (ii) the Company’s liquidity and financing plans, (iii) the Company’s ability to successfully integrate acquisitions into its operations, (iv) trends affecting the Company’s financial condition or results of operations, including anticipated sales price levels and anticipated expense levels, in particular higher production, fuel and transportation costs, (v) the Company’s plans for expansion of its business (including through acquisitions) and cost savings, and (vi) the impact of competition.

Because such statements are subject to risks and uncertainties, actual results may differ materially from those expressed or implied by such forward-looking statements.  Investors are cautioned not to place undue reliance on such statements, which speak only as of the date the statements were made.  Among the factors that could cause actual results to differ materially are:

•	general economic and business conditions;
•	cost and availability of commodities and other raw materials such as vegetables, steel and packaging materials;
•	transportation costs;
•	climate and weather affecting growing conditions and crop yields;
•	leverage and the Company’s ability to service and reduce its debt;
•	foreign currency exchange and interest rate fluctuations;
•	effectiveness of the Company’s marketing and trade promotion programs;
•	changing consumer preferences;
•	competition;
•	product liability claims;
•	the loss of significant customers or a substantial reduction in orders from these customers;
•	changes in, or the failure or inability to comply with, U.S., foreign and local governmental regulations, including environmental and health and safety regulations; and
•	other risks detailed from time to time in the reports filed by the Company with the SEC.

Except for ongoing obligations to disclose material information as required by the federal securities laws, the Company does not undertake any obligation to release publicly any revisions to any forward-looking statements to reflect events or circumstances after the date of the filing of this report or to reflect the occurrence of unanticipated events.

Seneca Foods Corporation
Unaudited Condensed Consolidated Statements of Net Earnings

For the Periods Ended June 27, 2009 and June 28, 2008
(In thousands of dollars, except share data)

	Quarter
	2009	2008

Net sales	$230,528	$216,713

Other operating income, net (note 1)	$-	$271

Operating income (note 2)	$19,157	$269
Interest expense, net	2,637	3,752
Earnings (loss) before income taxes	$16,520	$(3,483)

Income taxes	5,434	(1,406)

Net earnings (loss)	$11,086	$(2,077)

Earnings (loss) applicable to common stock (note 3)	$6,920	$(1,300)

Basic earnings (loss) per share	$0.91	$(0.17)

Diluted earnings (loss) per share	$0.91	$(0.17)

Weighted average shares outstanding basic	7,583,843	7,591,254

Weighted average shares outstanding diluted	7,652,632	7,658,865

Note 1: Other operating income for the prior year period of $271,000 principally represents a net gain on the sale of unused fixed assets.
Note 2: The effect of the LIFO inventory valuation method on pre-tax results was to reduce operating earnings by $4,701,000 and $10,276,000, for the quarters ended June 27, 2009 and June 28, 2008, respectively.
Note 3: The Company uses the "two-class" method for basic earnings per share by dividing the earnings allocated to common shareholders by the weighted average of common shares outstanding during the period. The diluted earnings per share includes the effect of convertible shares for the each period presented. Average common and participating shares totaled 12,142,899 as of
June 27, 2009.

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